As filed with the Securities and Exchange Commission on April 2, 2024.

Registration No. 333-278006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MUSTANG BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	47-3828760 (I.R.S. Employer Identification Number)

377 Plantation Street

Worcester, Massachusetts 01605

(781) 652-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel Litchman, M.D.

President and Chief Executive Officer

377 Plantation Street

Worcester, Massachusetts 01605

(781) 652-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rakesh Gopalan

Joseph Walsh

Troutman Pepper Hamilton Sanders LLP

301 S. College Street, 34th Floor

Charlotte, NC 28202

(704) 998-4050

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Mustang Bio, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-278006) (the ‘‘Registration Statement”) solely to file Exhibits 1.4, 4.8, 4.9, 4.10 and 10.40. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibit index to the Registration Statement, the signature page to the Registration Statement and the exhibits filed herewith. The prospectus, constituting Part I of the Registration Statement, is unchanged and therefore has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are filed as part of this registration statement.

Exhibit No.	Description	Form	File Number	Date	Exhibit No.	Filed Herewith
1.1	At Market Issuance Sales Agreement, dated July 27, 2018, between the Company, B. Riley FBR, Inc., Cantor Fitzgerald & Co., National Securities Corporation, and Oppenheimer & Co. Inc.	8-K	001-38191	July 27, 2018	1.1
1.2	Amendment No. 1 to At Market Issuance Sales Agreement, dated July 20, 2020, between the Company, B. Riley FBR, Inc., Cantor Fitzgerald & Co., National Securities Corporation and Oppenheimer & Co. Inc.	8-K	001-38191	July 24, 2020	1.2
1.3	Amendment No. 2 to At Market Issuance Sales Agreement, dated December 31, 2020, between the Company, B. Riley Securities, Inc., Cantor Fitzgerald & Co., National Securities Corporation, Oppenheimer & Co. Inc. and H.C. Wainwright & Co., LLC. (incorporated by reference to the Exhibit 1.1 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with the SEC on December 31, 2020).	8-K	001-38191	December 31, 2020	1.1
1.4	Amendment No. 3 to At Market Issuance Sales Agreement, dated April 14, 2023, between the Registrant B. Riley Securities, Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC	8-K	001-38191	April 20, 2023	1.1

2.1	Asset Purchase Agreement, dated May 18, 2023, between the Company and uBriGene (Boston) Biosciences, Inc. #	8-K	001-38191	May 22, 2023	1.1
2.2	First Amendment to Asset Purchase Agreement, dated June 29, 2023, between the Company and uBriGene (Boston) Biosciences, Inc.	8-K	001-38191	June 30, 2023	2.2
2.3	Second Amendment to Asset Purchase Agreement, dated July28, 2023, between the Company and uBriGene (Boston) Biosciences, Inc.	8-K	001-38191	July 31, 2023	2.3
3.1	Amended and Restated Certificate of Incorporation of Mustang Bio, Inc. (formerly Mustang Therapeutics, Inc.), dated July 26, 2016	10-12G	000-5568	July 28, 2016	3.1
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mustang Bio, Inc., dated June 14, 2018	10-Q	001-38191	August 13, 2018	3.1
3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mustang Bio, Inc., dated September 30, 2019	8-K	001-38191	September 30, 2019	3.1
3.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mustang Bio, Inc., dated December 4, 2020	8-K	001-38191	December 4, 2020	3.1

3.5	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mustang Bio, Inc., dated June 17, 2021	8-K	001-38191	June 22, 2021	3.1
3.6	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mustang Bio, Inc., dated July 5, 2022	8-K	001-38191	July 7, 2022	3.1
3.7	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mustang Bio, Inc., dated April 3, 2023	8-K	001-38191	April 3, 2023	3.1
3.8	Amended and Restated Bylaws of Mustang Bio, Inc.	8-K	001-38191	April 3, 2023	3.2
4.1	Specimen certificates evidencing shares of common stock, Class A common stock and Class A preferred stock	10-12G	000-5568	July 28, 2016	4.1
4.2	Form of Warrant Agreement	10-12G	000-5568	July 28, 2016	4.2
4.3	Common Stock Warrant issued by Mustang Bio, Inc. to NSC Biotech Venture Fund I, LLC, dated July 5, 2016	10-12G	000-5568	July 28, 2016	10.5
4.4	Warrant to Purchase Common Stock issued to Runway Growth Finance Corp., dated March 4, 2022	8-K	001-3891	March 8, 2022	4.1
4.5	Form of Pre-funded Warrant	8-K	001-38191	October 30, 2023	4.1
4.6	Form of Warrant	8-K	001-38191	October 30, 2023	4.2
4.7	Form of Wainwright Warrant	8-K	001-38191	October 30, 2023	4.3
4.8	Form of Pre-Funded Warrant offered hereby					X

4.9	Form of Warrant offered hereby					X
4.10	Form of Placement Agent Warrant					X
5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP
10.1	Second Amended and Restated Founders Agreement between Fortress Biotech, Inc. and Mustang Bio, Inc., dated July 26, 2016	10-12G	000-5568	July 28, 2016	10.1
10.2	Management Services Agreement between Fortress Biotech, Inc. and Mustang Bio, Inc., dated March 13, 2015	10-12G	000-5568	July 28, 2016	10.2
10.3	Future Advance Promissory Note to Fortress Biotech, Inc., dated May 5, 2016	10-12G	000-5568	July 28, 2016	10.3
10.4	Promissory Note to NSC Biotech Venture Fund I, LLC, dated July 5, 2016	10-12G	000-5568	July 28, 2016	10.4
10.5	License Agreement by and between Mustang Bio, Inc. and City of Hope, dated March 17, 2015 #	10-12G	000-5568	July 28, 2016	10.6
10.6	Sponsored Research Agreement by and between Mustang Bio, Inc. and City of Hope, dated March 17, 2015	10-12G	000-5568	July 28, 2016	10.7
10.7	Agreement by and between Mustang Bio, Inc. and Chord Advisors, LLC, dated April 8, 2016	10-12G	000-5568	July 28, 2016	10.10
10.8	Board Advisory Services Agreement by and between Mustang Bio, Inc. and Caribe BioAdvisors, LLC	10-K	000-5568	March 31, 2017	10.11
10.9	Exclusive License Agreement by and between Mustang Bio, Inc. and The Regents of the University of California, dated March 17, 2017 #	10-Q	000-5568	August 14, 2017	10.4

10.10	Exclusive License Agreement (IV/ICV) by and between Mustang Bio, Inc. and City of Hope, dated February 17, 2017 #	10-Q	000-55668	August 14, 2017	10.5
10.11	Amended and Restated Exclusive License Agreement (CD123) by and between Mustang Bio, Inc. and City of Hope, dated February 17, 2017 #	10-K	001-3891	March 31, 2017	10.14
10.12	Amended and Restated Exclusive License Agreement (IL13Ra2) by and between Mustang Bio, Inc. and City of Hope, dated February 17, 2017 #	10-K	000-5568	March 31, 2017	10.15
10.13	Amended and Restated Exclusive License Agreement (Spacer) by and between Mustang Bio, Inc. and City of Hope, dated February 17, 2017 #	10-K	000-5568	March 31, 2017	10.16
10.14	Employment Agreement between Manuel Litchman and Mustang Bio, Inc., effective as of April 24, 2017 †	8-K	000-5568	April 24, 2017	10.1
10.15	License Agreement (CSI) by and between Mustang Bio, Inc. and City of Hope, dated May 31, 2017 #	10-Q/A	001-38191	November 14, 2017	10.1
10.16	License Agreement (PSCA) by and between Mustang Bio, Inc. and City of Hope, dated May 31, 2017 #	10-Q/A	001-38191	November 14, 2017	10.2
10.17	License Agreement (HER2) by and between Mustang Bio, Inc. and City of Hope, dated May 31, 2017 #	10-Q/A	001-38191	November 14, 2017	10.3

10.18	Lease Agreement by and between Mustang Bio, Inc. and WCS - 377 Plantation Street, Inc., dated October 27, 2017	10-Q	001-3891	November 14, 2017	10.1
10.19	Sublease Agreement by and between Mustang Bio, Inc., and The Paul Reverse Life Insurance Company, dated June 14, 2022	10-K	001-3891	March 30, 2023	10.22
10.20	First Amendment to Sublease Agreement by and between Mustang Bio, Inc. and The Paul Revere Life Insurance Company, dated October 25, 2022	10-K	001-3891	March 30, 2023	10.23
10.21	Second Amendment to Sublease, dated April 27, 2023, between the Company and The Paul Revere Life Insurance Company	8-K	001-38191	July 20, 2023	10.2
10.22	Third Amendment to Sublease, dated June 15, 2023, between the Company and The Paul Revere Life Insurance Company	8-K	001-38191	July 20, 2023	10.3
10.23	Mustang Bio, Inc. 2016 Incentive Plan †	10-12G	000-5568	July 28, 2016	10.8
10.24	Mustang Bio, Inc. Non-Employee Directors Compensation Plan †	10-12G	000-5568	July 28, 2016	10.9
10.25	Amendment to Mustang Bio, Inc. 2016 Incentive Plan	DEF 14A	001-3891	April 30, 2018	N/A
10.26	Second Amendment to the Mustang Bio, Inc. 2016 Equity Incentive Plan, dated June 17, 2021 †	8-K	001-3891	June 22, 2021	10.1
10.27	Third Amendment to Mustang Bio, Inc. 2016 Equity Incentive Plan, dated June 21, 2022 †	8-K	001-3891	June 24, 2022	10.1
10.28	Form of Option Agreement under the Mustang Bio, Inc. 2016 Incentive Plan	10-K	001-3891	March 11, 2024	10.28

10.29	Form of Restricted Stock Unit Agreement under the Mustang Bio, Inc. 2016 Incentive Plan	10-K	001-3891	March 11, 2024	10.29
10.30	Form of Director Stock Award Agreement under the Mustang Bio, Inc. Non-Employee Directors Compensation Plan	10-K	001-3891	March 11, 2024	10.30
10.31	Mustang Bio, Inc. 2019 Employee Stock Purchase Plan †	10-Q	001-3891	August 9, 2019	10.1
10.32	Amendment to the Mustang Bio, Inc. 2019 Employee Stock Purchase Plan, dated June 17, 2021 †	8-K	001-3891	June 22, 2021	10.2
10.33	Amendment No. 2 to the Mustang Bio, Inc. 2019 Employee Stock Purchase Plan, dated June 21, 2023 †	8-K	001-3891	June 21, 2023	10.1
10.34	Loan and Security Agreement by and between Mustang Bio, Inc., the Borrower, the Lenders, and Runway Growth Finance Corp. (as agent), dated March 4, 2022	8-K	001-38191	March 8, 2022	99.1
10.35	First Amendment to Loan and Security Agreement by and between Mustang Bio, Inc., the Borrower, the Lenders and Runway Growth Finance Corp. (as agent), dated December 7, 2022	8-K	001-38191	December 13, 2022	10.1
10.36	Consulting Agreement by and between Mustang Bio, Inc. and Danforth Advisors, LLC dated March 17, 2022	8-K	001-38191	April 22, 2022	99.1

10.37	Manufacturing Services Agreement, dated July 28, 2023, between the Company and uBriGene (Boston) Biosciences, Inc.	8-K	001-38191	July 31, 2023	10.1
10.38	Sub-Contracting Manufacturing Services Agreement, dated July 28, 2023, between the Company and uBriGene (Boston) Biosciences, Inc.	8-K	001-38191	July 31, 2023	10.2
10.39	Form of Securities Purchase Agreement, dated October 26, 2023, by and between the Company and the purchaser party thereto	8-K	001-38191	October 30, 2023	10.1
10.40	Form of Securities Purchase Agreement					X
23.1^	Consent of Independent Registered Public Accounting Firm, KPMG LLP
23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
24.1^	Power of Attorney
107^	Filing Fee Table

# Portions of this Exhibit have been omitted pursuant to Item 601(b)(1)(iv) of Regulation S-K.

† Management contract or compensatory plan.

* To be filed by amendment.

^ Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on this 2nd day of April, 2024.

MUSTANG BIO, INC.

By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Manuel Litchman	President, Chief Executive Officer and Director
Manuel Litchman, M.D.	(Principal Executive Officer)	April 2, 2024

/s/ James Murphy	Interim Chief Financial Officer
James Murphy	(Principal Financial and Accounting Officer)	April 2, 2024

*	Chairman of the Board of Directors and Executive
Michael S. Weiss	Chairman	April 2, 2024

*
Adam Chill	Director	April 2, 2024

*
Neil Herskowitz	Director	April 2, 2024

*
Lindsay A. Rosenwald, M.D.	Director	April 2, 2024

*
Michael Zelefsky, M.D.	Director	April 2, 2024

*By:	/s/ James Murphy
James Murphy
Attorney-in-fact